                                                                   EXHIBIT 10.23

                                           *** TEXT OMITTED AND FILED SEPARATELY
                                    PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST
                                            UNDER 17 C.F.R. SECTION 200.80(b)(4)
                                               AND RULE 406 UNDER THE SECURITIES
                                                         ACT OF 1933, AS AMENDED

                             COLLABORATION AGREEMENT

      THIS COLLABORATION AGREEMENT (the "AGREEMENT") is effective as of August 1, 2003 (the "EFFECTIVE DATE") by and between STRUCTURAL GENOMIX, INC. a Delaware corporation located at 10505 Roselle Street, San Diego, CA 92121 ("SGX"), and OSI PHARMACEUTICALS, INC., and its Affiliates, a Delaware corporation, with executive offices at 58 South Service Road, Melville, New York 11747 ("OSIP"). SGX and OSIP may be referred to herein individually as a "Party" and collectively as the "Parties."

                                   BACKGROUND

      WHEREAS, SGX has expertise in the field of structure directed drug discovery;

      WHEREAS, OSIP has expertise in the discovery, validation and development of drugs for the treatment of cancer;

      WHEREAS, SGX and OSIP wish to enter into a collaborative research program to perform high-throughput co-complex structure determination of OSIP drug targets with compounds provided by OSIP.

      NOW, THEREFORE, in consideration of the foregoing and the covenants and promises contained in this Agreement, the Parties hereby agree as follows:

1. DEFINITIONS

      1.1 "Affiliate" means, with respect to a Party hereto, a corporation, company or other entity that is owned or controlled by such Party by virtue of such Party's direct or indirect ownership or control of more than fifty percent (50%) of the outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) of such corporation, company or other entity, but such corporation, company or other entity shall be deemed to be an Affiliate only so long as such ownership or control exists.

      1.2 "Co-Complex Structure" means the three dimensional atomic structure of the bound combination of a OSIP Target with an OSIP Compound or Other Compound, made in the course of the Collaboration, which has the following characteristics: either (a) (i) [...***...] (i.e., the [...***...] or is [...***...]); (ii) [...***...] in the [...***...]; (iii) [...***...]%[...***...]
and [...***...]% in the [...***...]; (iv) [...***...]; and (v) [...***...]; or
(b) (i) [...***...]; (ii) [...***...] in the [...***...]; (iii)
[...***...]%[...***...] and [...***...]% in the [...***...]; (iv) [...***...];
(v) [...***...]; and (vi) [...***...] in a [...***...] for the [...***...]
provided that the [...***...] of the [...***...] is [...***...] and [...***...].


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      1.3 "Collaboration" means the research collaboration performed by the
Parties pursuant to Section 2.1.

      1.4 "Collaboration Technology" means Patent Rights and Know-How which are conceived or reduced to practice or otherwise developed by or on behalf of OSIP or SGX or jointly by OSIP and SGX during and in the performance of the Collaboration, including without limitation Co-Complex Structures; provided however, Collaboration Technology does not include SGX Background Technology or OSIP Background Technology.

      1.5 "Controls" or "Controlled" means possession of the ability to grant the licenses or sublicenses as provided for herein, without violating the terms of any agreement or other arrangement with a Third Party.

      1.6 "Know-How" means all ideas, inventions, instructions, designs, processes, formulas, software, materials, methods, processes, techniques, and data.

      1.7 "OSIP Background Technology" means all Patent Rights and Know-How owned or Controlled by OSIP which are: (a) existing on the Effective Date or developed during the Term of the Collaboration (i) outside of the Collaboration or (ii) within the Collaboration but are of general application (for example, have application to other proteins in addition to the OSIP Targets); and (b) necessary for the conduct of the Collaboration.

      1.8 "OSIP Compound" means an active small molecule ligand that is provided by OSIP to SGX for inclusion in the Collaboration that is not publicly known to bind to, inhibit or modulate or to be likely to bind to, inhibit or modulate, the OSIP Target to which it is intended to be bound under the Collaboration.

      1.9 "OSIP Materials" means OSIP Targets, OSIP Compounds, Other Compounds and any protein, clone or vector used to express OSIP Targets in each case, which are owned or Controlled by OSIP.

      1.10 "OSIP Target" means all forms of the target listed in the attached Exhibit B, as may be amended from time to by agreement of the JSC in accordance with Section 2.6.

      1.11 "Other Compound" means a small molecule ligand that the JSC agrees to include in the Collaboration that is publicly known to bind to, inhibit or modulate or to be likely to bind to, inhibit or modulate, the OSIP Target to which it is intended to be bound under the Collaboration.

      1.12 "Patent Rights" means patent applications filed in any country worldwide, including provisionals, utilities, continuations (in whole or in part), divisionals, reissues, reexaminations and foreign counterparts thereof, any patents issued on such applications and any extensions of term, registrations or confirmations of such patents.

      1.13 "SGX Background Technology" means all Patent Rights and Know-How owned or Controlled by SGX which are (a) existing on the Effective Date or developed during the Term of the Collaboration (i) outside of the Collaboration or (ii) within the Collaboration but are of general application (for example, have application to other proteins in addition to the OSIP Targets); and (b) necessary for the conduct of the Collaboration.

      1.14 "SGX Materials" means the biological and chemical materials embodying any Co-Complex Structure, any protein, clone, or vector used to express a Co-Complex Structure, in each case which are owned or Controlled by SGX and are developed in the course of the Collaboration.

      1.15 "Term of the Collaboration" shall have the meaning set forth in
Section 2.2.

      1.16 "Third Party or Third Parties" means any entity other than OSIP or SGX or their respective Affiliates.

2. COLLABORATION.

      2.1 Collaboration. Subject to the terms and conditions of this Agreement OSIP and SGX will use commercially reasonable efforts to conduct the Collaboration in accordance with the collaboration plan attached to this Agreement as Exhibit A ("Collaboration Plan").


      2.2 Term of the Collaboration. The term of the Collaboration commences on the Effective Date and terminates eighteen (18) months thereafter, unless extended by mutual agreement of the parties ("Term of Collaboration").


      2.3 Provision of OSIP Compounds.

            (a) Delivery of OSIP Compounds. Within three (3) months of the inclusion of an OSIP Target in the Collaboration OSIP will deliver to SGX a minimum of [...***...] ([...***...]) OSIP Compounds for such OSIP Target which bind to, inhibit or modulate the OSIP Target to which they are intended to be bound under the Collaboration; with each such OSIP Compound having: (i) solubility [...***...]; (ii) molecular weight of [...***...]; and (iii) potency againsT the OSIP Target of [...***...]; and being provided in volumes of at least [...***...] ([...***...]) [...***...].

            (b) Consequences of Delay. On an OSIP Target by OSIP Target basis, in the event that OSIP has not provided any OSIP Compounds as described in
Section 2.3(a) above, for such OSIP Target, during the Term of the Collaboration, then OSIP's rights under Section 4.1(b) will not include any structural data on such OSIP Target.

      2.4 Provision of OSIP Background Technology. Within 30 days following the Effective Date and during the Term of the Collaboration OSIP will provide SGX with reasonable quantities of such OSIP Materials and other OSIP Background Technology which are necessary or useful for the conduct of the Collaboration by SGX.

      2.5 Delivery of SGX Materials and Collaboration Technology. During the Term of the Collaboration, upon reasonable request by OSIP, SGX will provide OSIP with reasonable quantities of available SGX Materials and other Collaboration Technology, to the extent necessary for OSIP to exercise its rights under this Agreement.

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

      2.6 Designation of Additional Targets. During the Term of the Collaboration the JSC may agree to include additional OSIP Targets in the Collaboration and/or remove OSIP Targets from the Collaboration, provided however, (i) there will be no more than [...***...] ([...***...]) OSIP Targets included in the Collaboration at any one time, for which the Milestone in
Section 3.3(b) has not been achieved; and (ii) there will be no more than [...***...] ([...***...]) OSIP Targets included in the Collaboration in total.

      2.7 Records; Reports. Monthly for the first six (6) months and quarterly thereafter during the Term of the Collaboration the Parties will have the obligation to prepare and provide to the JSC written reports summarizing the progress of the work performed by such Party in the course of the Collaboration during the preceding time period. Promptly upon completion of the Collaboration SGX shall provide a final written report summarizing its activities during the Collaboration and the results thereof.

      2.8 Joint Steering Committee.

            (a) Responsibilities. SGX and OSIP will establish a Joint Steering Committee ("JSC") to oversee the strategic and tactical aspects of the Collaboration.

            (b) Membership; Decisions. The JSC shall be comprised of two (2) representatives from OSIP and two (2) representatives from SGX:

          OSIP                                         SGX
---------------------------                  ---------------------------
[...***...], Ph.D.                           [...***...], Ph.D.
Vice President, [...***...]                  Vice President, [...***...]

[...***...],Ph.D.                            [...***...], Ph.D.
Vice President,  [...***...]                 Vice President, [...***...]

Each Party may replace its JSC representatives at any time, with written notice to the other Party. Each representative of SGX and OSIP shall have one vote on the JSC, which vote may be cast by proxy. All decisions of the JSC shall be made by unanimous vote. Any matter which the JSC is unable to agree shall be submitted to the Chief Scientific Officer of SGX and the VP of Research of OSIP for resolution.

            (c) Responsibilities. The JSC will review, direct and supervise the performance of the Collaboration Plan. The JSC will be responsible for (i) coordinating, monitoring and reporting research progress and ensuring open exchange between the Parties with respect to Collaboration activities; (ii) determining the research strategy and time lines for the Collaboration Plan;
(iii) confirming the achievement of Milestones under Section 3.3; and (iv) including additional OSIP Targets or removing OSIP Targets from the Collaboration in accordance with Section 2.6.

            (d) Meetings. The JSC shall meet via videoconference or in person, monthly for the first six (6) months and on a quarterly basis thereafter (alternating between San Diego, CA and Melville, NY or as the JSC may otherwise agree), to discharge its responsibilities. Each Party will be responsible for paying its own expenses in connection with participating in the meetings of the JSC. The JSC shall prepare written minutes of each

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meeting and a written record of all JSC decisions, whether made at a JSC meeting or otherwise.

3. CONSIDERATION

      3.1 Upfront Payment. Within ten (10) days of the Effective Date, OSIP will pay to SGX the sum of $100,000.

      3.2 Research Funding. During the Term of the Collaboration, OSIP will pay $60,000 per month, payable quarterly in advance, commencing on the Effective Date.

      3.3 Research Milestone Payments. within thirty (30) days of the date of achievement of the applicable milestone during the Term of the Collaboration, OSIP will pay to SGX the following non-refundable milestone payments; provided however, that OSIP will not be required to pay under this Section 3.3 for more than [...***...] ([...***...]) milestones (i.e. $[...***...]) prior to the first anniversary of the Effective Date; or an aggregate of [...***...] ([...***...]) milestones during the Term of the Collaboration (i.e. $[...***...]):


MILESTONES                                                               AMOUNT
-------------------------------------------------------------------      ----------------------------
(a) Completion of the first Co-Complex Structure for an OSIP Target.     $[...***...] per OSIP Target

(b) Completion of each additional [...***...] Co-Complex Structures
aggregated across all OSIP Targets (not including the first              $[...***...] per [...***...] Co-Complex Structures
Co-Complex Structure for each OSIP Target).


4. LICENSES

      4.1 License to OSIP. Subject to the terms and conditions of this Agreement, SGX hereby grants to OSIP the following licenses:


            (a) an exclusive, worldwide, roylty-free license (with the right to grant sublicenses in accordance with Section 4.3 below) under SGX'S interest in Collaboration Technology covering Co-Complex Structures which contain OSIP Compounds, to use such Collaboration Technology for any purpose.



            (b) a non-exclusive, worldwide, roylty-free license (with the right to grant sublicenses in accordance with Section 4.3 below) under SGX'S interest in Collaboration Technology other than that covering Co-Complex Structures containing OSIP Compounds, to use such Collaboration Technology for any purpose.


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      4.2 Cross Licenses. Each Party hereby grants to the other, a non-exclusive, non-transferable, royalty-free license to use and practice OSIP Background Technology, SGX Background Technology and such Party's interest in Collaboration Technology, solely to conduct the Collaboration.

      4.3 Sublicenses. OSIP may sublicense the rights granted in Section 4.1 to its Affiliates and to Third Parties. Each such sublicense granted by OSIP shall be consistent with all of the terms and conditions of this Agreement. OSIP as the sublicensor, shall remain responsible for all of each such sublicensee's obligations under this Agreement.

5. INTELLECTUAL PROPERTY

      5.1 Ownership of Technology.

            (a) Ownership by SGX. Title to all SGX Background Technology and all Collaboration Technology made solely by SGX, shall be owned solely by SGX.

            (b) Ownership by OSIP. Title to all OSIP Background Technology, and Collaboration Technology made solely by OSIP, shall be owned solely by OSIP.

            (c) Joint Ownership. Title to all Collaboration Technology made jointly by OSIP and SGX in connection with the Collaboration shall be jointly owned by OSIP and SGX. Each Party agrees to execute in a timely manner such documents as the other Party may request to document and perfect joint ownership of such Collaboration Technology.

            (d) Law. Inventorship of inventions and, subject to the terms of this Agreement, ownership rights with respect thereto, shall be determined in accordance with the patent laws of the United States.

      5.2 Patent Prosecution.

            (a) Background Technology. SGX shall be responsible, at its sole discretion and expense, for the preparation, filing, prosecution and maintenance of the patent applications and patents within Patent Rights within SGX Background Technology, in countries selected by SGX, and for conducting any interferences, reexaminations, reissues, oppositions, or request for patent term extension relating thereto. OSIP shall be responsible, at its sole discretion and expense, for the preparation, filing, prosecution and maintenance of the patent applications and patents within Patent Rights within OSIP Background Technology, in countries selected by OSIP, and for conducting any interferences, reexaminations, reissues, oppositions, or request for patent term extension relating thereto.


            (b) Collaboration Technology. OSIP shall be responsible, at its expense and sole discretion, for the preparation, filing, prosecution and maintenance of patent applications and patents claiming Collaboration Technology covering Co-Complex Structures ("OSIP Patents"). SGX shall be responsible, at its expense and sole discretion, for the preparation, filing, prosecution and maintenance of patent applications and patents claiming Collaboration Technology other than that covering Co-Complex Structures ("SGX

Patents"). On an OSIP Target by OSIP Target basis, in the event that SGX elects not to file a patent application for an SGX Patent within twelve (12) months of determination of such structure, OSIP shall have the right to file, prosecute and maintain such patent applications and SGX will reasonably assist OSIP in such activities at OSIP's expense. Furthermore, in the event that SGX elects not to pursue prosecution or maintenance of any patent applications or patents claiming such Collaboration Technology, SGX shall give OSIP not less than sixty
(60) days notice before any relevant deadline or any permitted public disclosure, and OSIP shall have the right to pursue, at its sole discretion and expense, prosecution and maintenance of such patent applications or patents and SGX will reasonably assist OSIP in such activities at OSIP's expense.

      5.3 Patent Enforcement. In the event either Party becomes aware of any infringement or misappropriation of a patent filed in accordance with Section 5.2(b) (a "Collaboration Patent"), it shall promptly notify the other Party hereto. OSIP shall have the sole right, at its sole discretion and expense, to take any and all steps to abate infringement or misappropriation of OSIP Patents. SGX shall have the sole right, at its sole discretion and expense, to take any and all steps to abate infringement or misappropriation of SGX Patents. The Parties will cooperate with each other, at the other's request, including without limitation, by joining such proceeding as a party if required by applicable law, with fees and costs specific to the litigation to be borne by the Party responsible. In the event a Party elects not to pursue abatement of infringement or misappropriation (the "Declining Party"), the Declining Party shall give the other Party not less than sixty (60) days notice before any relevant deadline and the other Party shall have the right to pursue, at its sole discretion and expense, such activities. Should such other Party pursue such activities, the Declining Party will cooperate with the other Party, at its request, with fees and costs specific to the litigation to be borne by the other Party.

6. CONFIDENTIALITY AND PUBLICITY

      6.1 Confidential Information. Except as expressly provided herein, the parties agree that, for the term of this Agreement and for five (5) years thereafter, the receiving Party, or any Affiliate thereof, shall not publish or otherwise disclose and shall not use for any purpose, except as expressly permitted herein any information or material furnished to it by the other Party hereto pursuant to this Agreement which if disclosed in tangible form is marked "Confidential" or with other similar designation to indicate its confidential or proprietary nature, or if disclosed orally is confirmed as confidential or proprietary by the Party disclosing such information at the time of such disclosure or within thirty (30) days thereafter ("Confidential Information"). Notwithstanding the foregoing, it is understood and agreed that Confidential Information shall not include information or material that, in each case as demonstrated by written documentation:

            (a) was already known to the receiving Party, or an Affiliate thereof, other than under an obligation of confidentiality, at the time of disclosure;

            (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

            (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party, or an Affiliate thereof, in breach of this Agreement; or

            (d) was subsequently lawfully disclosed to the receiving Party, or an Affiliate thereof, by a person other than a Party hereto or independently developed by the receiving Party or an Affiliate thereof without reference to any Confidential Information disclosed by the disclosing Party.

      6.2 Permitted Disclosures. Notwithstanding the provisions of Section 6.1 above, each Party hereto may disclose the other's Confidential Information to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental regulations, or submitting information to tax or other governmental authorities, provided that if a Party is required to make any such disclosure of another Party hereto's Confidential Information, to the extent it may legally do so, it will give reasonable advance written notice to the other Party of such disclosure so that the other Party may attempt to secure confidential treatment of such Confidential Information prior to its disclosure (whether through protective orders or otherwise).


      6.4 Publication. Any public disclosure (oral, written or graphic) by either Party describing the scientific results of the Collaboration will require prior review and approval of the other Party at least thirty (30) days prior to its submission for publication or other public disclosure, PROVIDED HOWEVER, SGX may publicly disclose information regarding the number of co-complex structures completed under the Collaboration and methods utilized by SGX in the course OF the Collaboration provided OSIP is given the opportunity to review in advance any such disclosure to ensure that no Confidential Information of OSIP is disclosed. If the reviewing Party so requests, the proposed public disclosure will be delayed for forty-five (45) days from the date of each request for the filing of patent application(s) related to the proposed public disclosure. The Parties will jointly discuss and agree on any statements to the public regarding the execution and subject matter of this Agreement, except with respect to disclosures required by law or regulation and provided further that notwithstanding the above, SGX will have the right to disclose the terms of this Agreement (other than the identity of the OSIP Targets) in confidence to potential investors or strategic partners bound by obligations of confidentiality.


7. INDEMNIFICATION

      7.1 Indemnification of SGX. OSIP shall indemnify, defend, and hold harmless SGX, the directors, officers, and employees of SGX and the successors and assigns of any of the foregoing (the "SGX Indemnitee(s)") from and against all claims, losses, costs, and liabilities (including, without limitation, payment of reasonable attorneys' fees and other expenses of litigation), and shall pay any damages (including settlement amounts) finally awarded, with respect to any claim, suit or proceeding (any of the foregoing, a "Claim") brought by Third Party against a SGX Indemnitee, arising out of or relating to:
(a) the exercise by OSIP of the rights granted OSIP under this Agreement relating to the Collaboration Technology; (b) a breach of OSIP's representations and warranties under

Section 8; (c) any products developed, manufactured, used, sold or otherwise distributed by or on behalf of OSIP, its Affiliates or permitted sublicensees, utilizing any Collaboration Technology, (including without limitation, product liability claims); (d) the gross negligence or willful misconduct of OSIP; (e) the use, handling, transfer or storage of the SGX Materials received from SGX hereunder; or (f) a claim that the use by SGX or by OSIP of an OSIP Target, DNA coding for an OSIP Target, structures of OSIP Targets, Co-Complex Structures (except if such claim arises solely from the use of SGX Background Technology), OSIP Materials or an OSIP Compound, infringes the intellectual property rights of a Third Party, except, in each case, to the extent caused by the gross negligence or willful misconduct of a SGX Indemnitee.

      7.2 Indemnification of OSIP. SGX shall indemnify, defend and hold harmless OSIP, the directors, officers, and employees of OSIP, and the licensors, successors and assigns of any of the foregoing (the "OSIP Indemnitee(s)") from and against all Claims, brought by Third Party against an OSIP Indemnitee, arising out of or relating to: (a) a breach of SGX's representations and warranties under Section 8; (b) the gross negligence or willful misconduct of SGX; (c) the handling, transfer or storage of the OSIP Materials; or (d) a claim that the use by OSIP of any Co-Complex Structures or SGX Materials infringes the intellectual property rights of a Third Party if such claim arises solely from the use of SGX Background Technology; except, in each case, to the extent due to the gross negligence or willful misconduct of an OSIP Indemnitee.

      7.3 Indemnification Procedures. An Indemnitee that intends to claim indemnification under this Article 7 shall promptly notify the other Party (the "Indemnitor") in writing of any claim in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall have sole control of the defense and/or settlement thereof, provided that the indemnified Party may participate in any such proceeding with counsel of its choice at its own expense. The indemnity agreement in this Article 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 7 but the omission so to deliver written notice to the Indemnitor shall not relieve the Indemnitor of any liability that it may have to any Indemnitee other than under this Article 7. The Indemnitee under this Article 7, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives and provide full information in the investigation of any Claim covered by this indemnification. Neither Party shall be liable for any costs or expenses incurred by the other Party without its prior written authorization.

8. REPRESENTATIONS AND WARRANTIES

      8.1 Each Party. Each Party represents and warrants to the other (i) that it has the legal power, authority and right to enter into this Agreement and to perform its respective obligations under this Agreement; (ii) that it is not a Party to any agreement or arrangement with any Third Party or under any obligation or restriction which in any way limits or conflicts with its ability to fulfill any of its obligations under this Agreement, (including without limitation, the licenses granted in Article 4), and shall not enter into any such agreement or arrangement during the term of this Agreement; (iii) each employee or person engaged in the Collaboration on behalf of OSIP or SGX has entered into a written agreement which provides for the assignment to OSIP or SGX, respectively, of all inventions and discoveries made by such employee or person during the course of his or her employment or engagement with OSIP or SGX.

      8.2 Disclaimer. SGX and OSIP specifically disclaim any guarantee that the Collaboration will be successful, in whole or in part. The failure of the parties to solve structures or to meet any of the estimated time lines in the Collaboration Plan will not constitute a breach of any representation or warranty or other obligation under this Agreement provided that a Party used commercially reasonable efforts to conduct the Collaboration in accordance with the collaboration plan. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, OSIP AND SGX MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE SGX BACKGROUND TECHNOLOGY, OSIP BACKGROUND TECHNOLOGY OR COLLABORATION TECHNOLOGY OF EACH PARTY, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY OR OTHER RIGHTS OF ANY THIRD PARTY.

9. TERM AND TERMINATION


      9.1 Term of the Agreement. Subject to Section 9.3, the term of this Agreement shall commence on the Effective Date and unless terminated earlier, will terminate upon the later of (i) expiration of the last to expire patent within the Patent Rights that covers Collaboration Technology or (ii) five years after the Effective Date.


      9.2 Termination for Cause. Either OSIP or SGX may terminate this Agreement by written notice, stating such Party's intent to terminate in the event the other Party shall have materially breached or defaulted in the performance of any of its obligations hereunder, and such default shall have continued for thirty (30) days after written notice thereof was provided to the breaching Party by the nonbreaching Party.


      9.3 Termination by OSIP. OSIP may terminate this Agreement by written notice given during the twelfth month following the Effective Date if OSIP has delivered at least [...***...] ([...***...]) OSIP Compounds to SGX under Section
2.3 prior to the start of the ninth month of the Collaboration and if prior to the date of notice of termination, SGX has not completed both (i) one Co-Complex Structure for each of [...***...] OSIP Targets and (ii) twenty Co-Complex Structures in total, and SGX fails to complete (i) and (ii) above within thirty
(30) days after receipt of such notification from OSIP.


      9.4 Effect of Termination.

            (a) Accrued Rights and Obligations. Termination of this Agreement for any reason shall not release any Party hereto from any liability which, at the time of such

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termination, has already accrued to the other Party or which is attributable to a period prior to such termination nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement.

            (b) Return of Confidential Information. Upon any termination of this Agreement, SGX and OSIP shall promptly return to the other Party or destroy at the other parties' request all Confidential Information received from the other Party, except to the extent required to exercise any continuing rights of such Party (and in any event, except one copy of which may be retained solely for archival purposes).

            (c) Licenses.


                  (i) In the event of termination of this Agreement by either Party pursuant to this Article 9, the licenses granted to SGX and OSIP in
Section 4.2 shall terminate concurrently.




                  (ii) In the event of termination of this Agreement by the non-breaching Party pursuant to Section 9.2, the licenses granted the breaching Party under Article 4 will terminate concurrently.


            (d) Survival. The provisions of Articles 5, 6, 7, 8, and 10 shall survive the expiration or termination of this Agreement for any reason.

10 MISCELLANEOUS

      10.1 Arbitration. If the Parties are unable to resolve any dispute, controversy or claim between them arising out of or relating to the validity, construction, enforceability or performance of this Agreement, including disputes relating to alleged breach or to termination of this Agreement (each, a "Dispute"), the Dispute shall be settled by binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association then in effect by three (3) arbitrators appointed in accordance with such rules. The decision and/or award rendered by the arbitrators shall be final and nonappealable (except for an alleged act of corruption or fraud on the part of the arbitrators) and may be entered in any court of competent jurisdiction. The Parties agree that, any provision of applicable law notwithstanding, they will not request, and the arbitrators shall have no authority to award, punitive or exemplary damages against any Party. The arbitrators shall have the authority to grant injunctive relief and order specific performance. The costs of any arbitration, including administrative fees and fees of the arbitrators, shall be shared equally by the Parties. Each Party shall bear the cost of its own attorneys' fees and expert fees. Pending the establishment of the arbitral tribunal or pending the arbitral tribunal's determination of the merits of the controversy, either Party may seek from a court of competent jurisdiction any interim or provisional relief that may be necessary to protect the rights or property of that Party.

      10.2 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without reference to rules of conflicts or choice of laws.

      10.3 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be sent by prepaid registered or certified mail, return receipt requested, internationally recognized courier or personal delivery, or by fax with confirming letter mailed under the conditions described above in each case addressed to the other Party at the address shown below or at such other address for which such Party gives notice hereunder. Such notice shall be deemed to have been given when delivered:

      If to SGX:

      Structural Genomix, Inc.
      10505 Roselle Street,
      San Diego, CA 92121
      Attn:  Chief Executive Officer
      Copy to: Corporate Counsel

      If to OSIP:

      OSI Pharmaceuticals, Inc.
      58 South Service Road
      Melville, NY 11747
      Attn: Corporate Counsel
      Copy to: Vice President, Research

      10.4 Force Majeure. Neither Party shall lose any rights hereunder or be liable to the other Party for damages or losses (except for payment obligations) on account of failure of performance by the defaulting Party if the failure is occasioned by war, strike, acts of terrorism, fire, Act of God, earthquake, flood, lockout, embargo, governmental acts or orders or restrictions, failure of suppliers (including, without limitation, energy suppliers), or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the nonperforming Party and the nonperforming Party has exerted all reasonable efforts to avoid or remedy such force majeure; provided, however, that in no event shall a Party be required to settle any labor dispute or disturbance.

      10.5 No Implied Rights. Only the rights granted pursuant to the express terms of this Agreement shall be of any legal force or effect. No other rights shall be created by implication, estoppel or otherwise.

      10.6 Assignment. This Agreement shall not be assignable by either Party to any third Party hereto without the written consent of the other Party hereto, except either Party may assign this Agreement, without such consent, to (i) an Affiliate or (ii) an entity that acquires all or substantially all of the business or assets of such Party to which this Agreement pertains, whether by merger, reorganization, acquisition, sale, or otherwise.

      10.7 Partial Invalidity. If any provision of this Agreement is held to be invalid by a court of competent jurisdiction, then the remaining provisions shall remain, nevertheless, in full force and effect. The Parties agree to renegotiate in good faith any provision held invalid and to be bound by the mutually agreed substitute provision in order to give the most approximate effect originally intended by the Parties

      10.8 Independent Contractors. The relationship of OSIP and SGX established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either Party the power to direct or control the day-to-day activities of the other, (ii) constitute the Parties as partners, joint venturers, co-owners or otherwise as participates in a joint or common undertaking, or (iii) allow a Party to create or assume any obligation on behalf of the other Party for any purpose whatsoever.

      10.9 No Waiver. No waiver of any term or condition of this Agreement shall be valid or binding on either Party unless agreed in writing by the Party to be charged. The failure of either Party to enforce at any time any of the provisions of the Agreement, or the failure to require at any time performance by the other Party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the validity of either Party to enforce each and every such provision thereafter.

      10.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

      10.11 Entire Agreement; Amendment. This Agreement, including the Exhibit attached hereto, constitutes the entire agreement of the Parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous understandings or agreements, whether written or oral, between OSIP and SGX with respect to such subject matter. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed by the duly authorized representatives of both Parties.

      IN WITNESS WHEREOF, the undersigned are duly authorized to execute this Agreement on behalf of OSIP and SGX as applicable.

OSI PHARMACEUTICALS, INC.                STRUCTURAL GENOMIX, INC.

By:  /s/ Robert L. Van Nostrand          By:  /s/ Tim Harris
    --------------------------------         -----------------------------------
Name:    Robert  L. Van Nostrand         Name:    Dr. Tim Harris

Title:   Vice President and CFO          Title:   CEO

                         EXHIBIT A - COLLABORATION PLAN

          OSIP/SGX RESEARCH PLAN FOR CO-COMPLEX STRUCTURE DETERMINATION

- The goal of the collaboration is to determine initial [...***...] and [...***...] for OSIP Targets.

- SGX will apply its structure determination capabilities to [...***...] targets in parallel, up to a maximum of [...***...] targets over an [...***...]-month period (targets listed in Exhibit B). Appendix A provides a model for the progression of structure determination activities over this time period.

-     Collaboration progress will be managed by a Joint Steering Committee
      (JSC). The model in Appendix A is intended only as a guideline and will be subject to overall management and modification by the JSC.

- The first [...***...] months of the Collaboration will be spent conducting [...***...] for [...***...] OSIP Targets, as listed in Exhibit B.

- At the end of the [...***...] month period, and based upon the outcome of these studies, the JSC will select [...***...] targets for [...***...] with the goal of [...***...] of each [...***...] as rapidly as possible.

- Initial [...***...] activities are expected to take from [...***...] months from the conclusion of [...***...]. In certain cases, [...***...] may not be successful, or changes in status may result in decreased priority, in which case projects may be [...***...] ("[...***...]" in the [...***...]).

- With the exception of the [...***...], no more than [...***...] projects will be active at SGX at any one time. The JSC may place an OSIP target [...***...] if [...***...] within [...***...] of commencing the
      [...***...] and this is the [...***...] to the OSIP target. Placing certain targets [...***...], or the [...***...] on a target, will [...***...] OSIP Targets to be [...***...], as modeled in Appendix A.

- For each OSIP Target, OSIP will provide [...***...] to SGX as specified in [...***...] of the Agreement.

-     As determined by the JSC, [...***...] with [...***...] of [...***...] with which [...***...] and/or [...***...] to be transferred to SGX. As available, [...***...] will also [...***...] to enable the [...***...] of
      [...***...] by [...***...] for [...***...].

- It is anticipated that determination of each [...***...] will be followed by a period of approximately [...***...] during which OSIP will [...***...], [...***...] and [...***...]. These [...***...] will be provided to [...***...], [...***...] with the targets and [...***...]. As above, these [...***...] will be tested for [...***...] of the [...***...]

- The JSC may place OSIP Targets [...***...] while an [...***...] is being developed. Specific targets for which [...***...] earlier in the program may be [...***...] once [...***...] emerge from the [...***...] and
      [...***...]. Placing certain targets [...***...], or the

                                             ***CONFIDENTIAL TREATMENT REQUESTED

              [...***...] on a target, will allow for [...***...] OSIP Targets to be [...***...], as modeled in Appendix A.

        - Dependent upon the progress of OSIP Targets [...***...], OSIP Targets [...***...] will be entered into the Collaboration and also subjected to a [...***...]. The timing of this work will be managed by the JSC.

        - In certain cases [...***...] for a given target may [...***...], including certain [...***...] of the target (e.g. [...***...]). In such cases the first [...***...] that is determined will result in a [...***...] SGX. Subsequent [...***...] will be counted to towards the aggregate [...***...].

        - Structures will be delivered to [...***...] in a format consistent with [...***...] to the [...***...] and will include a [...***...], [...***...], [...***...], [...***...] (OSIP Target
              and [...***...]),[...***...] and will
              [...***...],[...***...],[...***...],[...***...] outside the allowed [...***...] and any [...***...] and [...***...].

        - Over the first [...***...] months of the Collaboration it is anticipated that at least [...***...] and [...***...] will be determined.

APPENDIX A - COLLABORATION MODEL

                                  [...***...]

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

                            EXHIBIT B - OSIP TARGETS

INITIAL [...***...] TARGETS

[...***...]

TARGETS [...***...]

To be nominated by OSI during collaboration and approved by JSC

                                             ***CONFIDENTIAL TREATMENT REQUESTED